UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2007

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 30, 2007, the Board of Directors (the “Board”) of Mannatech, Incorporated (“Mannatech”) adopted the First Amendment to the Fourth Amended and Restated Bylaws of Mannatech (the “Amendment”). The Amendment amends Mannatech’s bylaws to allow for the issuance of uncertificated shares. As a result, Mannatech is now eligible to participate in the Direct Registration System (“DRS”) administered by The Depository Trust Company. DRS allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to minimize the risks and delays associated with transferring physical certificates. The Board adopted the Amendment in response to NASDAQ rules that require NASDAQ listed securities to be eligible by January 1, 2008 for a direct registration program, such as DRS, offered by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended.

The full text of the Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
3.1*	First Amendment to the Fourth Amended and Restated Bylaws of Mannatech, Incorporated, effective November 30, 2007.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: December 06, 2007	By:	/s/ Stephen D. Fenstermacher
	Name:	Stephen D. Fenstermacher
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1*	First Amendment to the Fourth Amended and Restated Bylaws of Mannatech, Incorporated, effective November 30, 2007.

*	Filed herewith.